UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 26, 2005

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

Amended and Restated 2002 Incentive Compensation Plan

On May 26, 2005, shareholders of Horace Mann Educators Corporation (the “Company”) voted to approve the Amended and Restated 2002 Incentive Compensation Plan (the “2002 Plan”). This amendment and restatement, previously approved by the Company’s Board of Directors on March 8, 2005, became effective upon its approval by shareholders.

The amendment and restatement of the 2002 Plan did not increase the total number of shares reserved under the 2002 Plan, but increased the number of shares that can be subject to awards of restricted stock and other “full-value awards.” Other changes updated the 2002 Plan in light of regulatory changes, including new restrictions on deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended. Certain awards of performance shares that may be earned by executive officers based on performance in the 2005-2006 performance period under the Company’s Long-Term Incentive Plan were subject to shareholder approval of the amended and restated 2002 Plan.

The amended and restated 2002 Plan was described in the Company’s Proxy Statement for its 2005 Annual Meeting of Shareholders, filed in definitive form with the Securities and Exchange Commission on April 20, 2005. The information relating to the amended and restated 2002 Plan appearing on pages 4 through 14 of that Proxy Statement is incorporated by reference herein. A copy of the amended and restated 2002 Plan was attached to the Proxy Statement as Appendix A.

Non-Employee Director Compensation

On May 26, 2005, the prescribed compensation for non-employee directors serving on the board of Horace Mann Educators Corporation was revised to include share-based compensation. The updated Summary of Horace Mann Educators Corporation Non-Employee Director Compensation is attached as Exhibit 10.1 and is incorporated by reference herein.

Credit Agreement with Financial Institutions

On May 31, 2005, Horace Mann Educators Corporation entered into a new Bank Credit Agreement by and between Horace Mann Educators Corporation, certain financial institutions named therein and Bank of America, N.A., as administrative agent, that provides for unsecured borrowings of up to $100 million (the “Current Bank Credit Facility”) and borrowed $25 million. The Current Bank Credit Facility expires on May 31, 2009. Interest accrues at varying spreads relative to corporate or eurodollar base rates and is payable monthly or quarterly depending on the applicable base rate (eurodollar base rate plus 0.875%, or 3.97563%, as of May 31, 2005). The unused portion of the Current Bank Credit Facility is subject to a variable commitment fee, which was 0.175% on an annual basis at May 31, 2005. The Bank Credit Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2005.

1

Item 1.02: Termination of a Material Definitive Agreement

Credit Agreement with Financial Institutions

On May 29, 2002, Horace Mann Educators Corporation entered into a Bank Credit Agreement by and between Horace Mann Educators Corporation, certain financial institutions named therein and Bank of America, N.A., as administrative agent, that was amended effective June 1, 2004 and May 3, 2005 (the “Previous Bank Credit Agreement”). The Previous Bank Credit Agreement was terminated when the Company entered into the Current Bank Credit Facility. The $25 million balance outstanding under the Previous Bank Credit Agreement was repaid in full on May 31, 2005 utilizing the borrowing under the Current Bank Credit Facility, described above.

Item 9.01: Financial Statements and Exhibits

(c)	Exhibits.

10.1	Summary of Horace Mann Educators Corporation Non-Employee Director Compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
Name:	Bret A. Conklin
Title:	Senior Vice President & Controller
(Principal Accounting Officer)

Date: June 2, 2005

2